SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                            SCHEDULE 14C INFORMATION

                Proxy Statement Pursuant to Section 14(C) of the
                         Securities Exchange Act of 1934



Check the appropriate box:
[X] Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive information statement

                                NETOBJECTS, INC.
                (Name of Registrant as Specified in its Charter)

             -------------------------------------------------------



Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provide by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:







             First mailed to stockholders on or about June __, 2000.

                                NETOBJECTS, INC.
                               301 Galveston Drive
                             Redwood City, CA 94063


To the Stockholders of NetObjects, Inc.:

         Enclosed is an Information Statement that we are sending to you in connection with the increase from 7,600,000 to 11,000,000 shares of NetObjects Common Stock reserved for the exercise of outstanding options to purchase shares of Common Stock granted or to be granted by the Board of Directors under the Company's Amended and Restated 1997 Stock Option Plan (the "Plan"). Our Board of Directors has already approved the increase of the number of shares of Common Stock offered under the Plan. In addition, under the terms of the Plan and certain rules of the NASDAQ National Market, we need to obtain stockholder approval of this increase for certain purposes. Three of our stockholders, who collectively hold a majority of the voting power of our Common Stock, have already approved the amendment of the Plan by written consent, so this Information Statement is being sent to you for informational purposes only. We are not asking for your proxy or vote on any of the matters described in this Information Statement.

         We encourage you to read this Information Statement carefully.


                                          Sincerely,




                                          Samir Arora
                                          President

                                NETOBJECTS, INC.
                               301 Galveston Drive
                         Redwood City, California 94063

                      -------------------------------------

                              INFORMATION STATEMENT
                               Dated June __, 2000

                      -------------------------------------


         We are furnishing this Information Statement to holders of our Common Stock in connection with the previous approval by unanimous written consent of our Board of Directors of the transaction described below and the subsequent adoption by written consent of that transaction by a majority vote of our stockholders. All corporate approvals in connection with the transaction described below have been obtained and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required by the Securities Exchange Act of 1934, of this corporate action.

         We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

         The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on June 22, 2000 (the "Record Date"). As of the Record Date, the Company had 31,057,077 shares of Common Stock issued and outstanding. Each share of our Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders.

                                  ACTIONS TAKEN

         Amended and Restated Stock Option Plan

         As of June 13, 2000, our Board of Directors executed and delivered to the Company a unanimous written consent to increase from 7,600,000 to 11,000,000, subject to stockholder approval, the number of shares of Common Stock offered for sale from time to time to employees, non-employee directors and consultants (including those of our subsidiaries) upon exercise of outstanding options to purchase shares of Common Stock granted or to be granted by the Board of Directors under the Company's Amended and Restated 1997 Stock Option Plan (the "Plan"). The terms and conditions of the options, including the exercise prices for purchase of the shares of Common Stock, are governed by the provisions of the Plan and the option agreements between the Company and the participating employees, non-employee directors and consultants.

         As of June 13, 2000, the holders of 17,065,513 shares, or approximately 54 percent of the total number of shares of Common Stock outstanding, had executed and delivered to the Company a written consent approving the amendment of the Plan. Since the amendment of the Plan has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

         You are being  provided  with this  Information  Statement  pursuant to
Section 14c of the Exchange Act and Rule 14c and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not become effective until at least 20 calendar days after the mailing of this Information Statement.

                              NO DISSENTERS RIGHTS

         The corporate actions described in this Information Statement will not afford our stockholders the opportunity to dissent from those actions or to receive an agreed or judicially appraised value for their shares of our common stock as a result of those actions.


                             DESCRIPTION OF THE PLAN

         General

         The Plan was adopted in April 1997 and was amended and restated upon Board of Directors' and stockholders' approval effective May 12, 1999 to provide for 4,500,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan. On November 22, 1999, the Board of Directors approved, and on March 15, 2000 the stockholders ratified, an amendment to the Plan to increase the maximum aggregate number of shares of Common Stock reserved for issuance under the Plan from 4,500,000 shares to 7,600,000 shares. The Board of Directors considered the most recent amendment of the Plan to increase by 3,400,000 the number of shares reserved for issuance thereunder to be in the Company's best interest so that the Company may attract and retain high quality employees necessary to build the Company and continue to provide ongoing incentives to the Company's employees in the form of options to purchase the Company's Common Stock.

         At May 31, 2000, options covering an aggregate of $5,710,388 shares were outstanding under the Plan and 494,086 shares remained available for future grants. As of May 31, 2000, the options outstanding under the Plan had a weighted average exercise price of $10.332 per share with expiration dates between February 2005 and May 2010.

         The Plan allows for the grant of stock options intended to qualify as "incentive stock options" under Section 422 of the Code, as well as options that are not so qualified, or nonstatutory stock options. See "Federal Income Tax Consequences" below for information concerning the tax treatment of incentive stock options and nonstatutory stock options. The Plan is not qualified under
Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

         Purpose

         The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants of the Company and its subsidiaries, and to promote the success of the Company's business.

         Administration

         The Plan may be administered by the Board of Directors, or by a committee appointed by the Board of Directors and consisting of at least two members of the Board of Directors. The Plan currently is administered by the Compensation Committee of the Board of Directors (the "Committee"), which currently consists of two outside directors. Option grants may be approved by the Committee or the Board of Directors. The interpretation and construction of any provision of the Plan by the Board of Directors or the Committee is final and conclusive. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

         Eligibility

         The Plan provides that options may be granted to employees (including officers and employee directors), non-employee directors and consultants of the Company and its subsidiaries. The Committee approves the participants and the number of shares to be subject to each option based upon management recommendations. The Plan provides that the maximum number of shares of Common Stock that may be granted in any one calendar year to an eligible participant is 1,000,000 shares. Directors who are not employees of the Company upon first joining the Board of Directors are automatically granted an option to purchase 20,000 shares of Common Stock ("Directors Options"). Under the Plan, the aggregate market value of shares subject to all incentive stock options granted to an optionee that become exercisable for the first time during any calendar year cannot exceed $100,000 (determined as of the date of grant). See "Federal Income Tax Consequences."

         Standard Option Terms

         Each option is evidenced by a stock option agreement between the Company and the optionee. The following terms and conditions generally apply to all options, unless a participant's particular stock option agreement provides otherwise:

         (a) Exercise of the Option. Generally, the optionee must earn the right to exercise the option by continuing to work for the Company. The Committee determines when options granted under the Plan may be exercisable, but in no event can any option be exercised more than ten years after the date of grant, or six years in the case of Directors Options. Unless otherwise provided in the stock option agreement, the purchase price of shares purchased upon exercise of an option shall be paid by any of the following means, or by any combination thereof: (1) cash; (2) check; (3) other shares of the Company's Common Stock.

         (b) Exercise Price. The exercise price of options granted under the Plan is determined by the Committee and must not be less than: (1) the fair market value of the Common Stock on the date the option is granted in the case of incentive stock options; or (2) 85% percent of such fair market value in the case of nonstatutory stock options. If the participant owns stock representing more than

10% of the total  combined  voting power of the Company's  outstanding capital stock, the exercise price for an incentive stock option must not be less than 110% of such fair market value. The Plan further provides that if the optionee is an employee subject to the provisions of Section 162(m) of the Code, which limit the Company's income tax deduction for certain excessive compensation, the option price may not be less than fair market value at the date of grant.

         (c) Termination of Employment. If an optionee's employment or other service with the Company terminates for any reason other than permanent and total disability or death, options under the Plan may be exercised within 30 days (or such other period of time as is determined by the Committee) after such termination, but may be exercised only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

         (d) Death or Disability. If an optionee should die or become permanently and totally disabled while employed by or engaged in other service for the Company, or within 90 days after termination of employment or other service, and such employment or other service was not interrupted from the date of the option grant through the date of death, disability or termination, options may be exercised at any time within 180 days following the date of disability, but only to the extent the options were exercisable on the date of termination or disability, whichever occurs first, subject to the condition that no option may be exercised after expiration of its term.

         (e) Termination of Options. All options granted under the Plan expire on the date specified in the stock option agreement, but in no event shall the term of such options exceed ten years. However, all incentive stock options granted under the Plan to any participant who owns stock possessing more than 10% of the total combined voting power of the Company's outstanding capital stock must expire not later than five years from the date of grant.

         (f) Nontransferability of Options. An option is nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. The Plan permits the Committee to modify this limitation to permit transfers of nonstatutory stock options to family members through gift or domestic relations order.

         (g) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee or the Board of Directors.

         Securities Subject to the Option Plan

         Prior to the approval by the Board of Directors and the stockholders of the amendment to the Plan, the maximum number of shares which could be sold to participants under the Plan was 7,600,000 shares. Following the approval by the Board of Directors and the stockholders of the amendment to the Plan, the maximum number of shares which may be sold to participants under the Plan will be 11,000,000 shares. The Common Stock issuable under the Plan may be either shares of newly-issued Common Stock or shares of Common Stock reacquired by the Company, provided that any shares of

Common Stock delivered to the Company in payment for the exercise of options shall not again become available for issuance under the Plan.

         In the event of any change in the Company's capital structure (whether by reason of any recapitalization, stock dividend, stock split, combination of shares or other similar change in corporate structure), appropriate adjustments shall be made by the Board of Directors in the number of shares subject to each option and the per share exercise price therefor.

         Unless otherwise determined by the Board of Directors, upon the dissolution or liquidation of the Company, all outstanding options granted under the Plan shall terminate. The Committee may, if it so determines in the exercise of its sole discretion, make provision for proportionately adjusting the number or class of securities covered by any option and the option price in the event the Company effects a reorganization, recapitalization or rights offering, and in the event the Company is consolidated with or merged into any other corporation. In addition, upon any merger or consolidation, if the Company is not the surviving corporation, or if the Company is the surviving corporation in a "triangular merger" transaction with a subsidiary of a "parent corporation" (as such term is defined and used in Section 175 and Section 1101 of the California General Corporation Law), the options granted under the Plan shall either be assumed by the new entity or the parent corporation, or shall terminate pursuant to the preceding sentence.

         Amendment and Termination of the Plan

         The Board of Directors may amend the Plan at any time or from time to time as it deems advisable, subject to compliance with all applicable laws and stock exchange listing requirements. The listing requirements for The Nasdaq National Market, on which the Company's stock is traded, generally require stockholder approval of increases in the number of shares reserved under an option plan. Such approval is not generally required with respect to shares for an option grant to a new employee that is an essential inducement to the individual's entering into an employment contract with the Company. Most of the shares represented by the recent increase in shares reserved under the Plan will meet this requirement, the Company believes, but the Company has obtained stockholder approval of the increase to the extent future option grants do not satisfy this exception to the Nasdaq rules.

         Amendments with respect to incentive stock options granted or to be granted under the Plan and options which the Company intends to exclude from the application of section 162(m) are further subject to any approval by stockholders required under the Code. However, no such action by the Board of Directors or stockholders may alter or impair any option previously granted under the Plan. In any event, the Plan terminates in April 2007.

         No Additional Rights

         Neither the establishment of, nor a participant's participation in, the Plan shall be held or construed to confer upon any person any right to employment by the Company or any subsidiary of the Company.

         Federal Income Tax Consequences

         Incentive Stock Options. An incentive stock option, or ISO, has restrictions on the option terms and the disposition of shares acquired by exercising the option. The option holder has the right to exercise the option during the option term. As the value of the stock increases, the option holder can benefit to the extent of the amount of such value in excess of the option exercise price. If the option holder satisfies the holding period requirements under the Code, the option holder does not recognize ordinary income at the time of option grant or exercise (although the spread between the option price and the option stock's fair market value constitutes an item of adjustment for alternative minimum tax purposes under Section 56 of the Code), and the Company cannot deduct the related compensation expense. The option holder is taxed only upon disposition of the option stock. The gain is treated as a sale or exchange of a capital asset for a qualifying disposition. If disposition occurs within two years of the option holder's receipt of the option or within one year of receipt of the stock (i.e., a disqualifying disposition), the option holder generally recognizes at the time of the disposition first, ordinary income measured by the excess of the fair market value of the stock at the time of option exercise over the option price (i.e., the "bargain purchase element"), and second, capital gain measured by the excess of the disposition proceeds over the fair market value of the stock on the date of exercise. In such cases, the amount of ordinary income includible in the option holder's income is deductible by the employer.

         Nonstatutory Stock Options. The term nonstatutory stock option refers to options to purchase employer stock which, for some reason, do not satisfy the legal requirements to qualify as an ISO. A nonstatutory stock option is taxed to the optionee at the time of grant only if it has a readily ascertainable fair market value at that time (the Company's stock options do not have a readily ascertainable fair market value). Otherwise, the optionee is taxed at the time of exercise on ordinary income measured by the excess of the fair market value of the underlying shares at the time of exercise over the exercise price of the options. The employer has a corresponding compensation deduction at the time of exercise.








                  [Remainder of page intentionally left blank.]

                     COMPENSATION OF DIRECTORS AND OFFICERS

         Executive Compensation

        The following table sets forth summary information concerning the compensation received by our chief executive officer and by each of the other four most highly compensated executive officers and their titles as of September
30, 1999 and September 30, 1998:

                           Summary Compensation Table

                                                                                 Annual       Compensation
Name and Principal Position                                                      Salary           Bonus
                                                                                --------      ------------
Samir Arora
Chairman of the Board, Chief Executive Officer, President..........   1999    $  183,129       $  55,987
                                                                      1998       175,338          47,434
Russell F. Surmanek
Executive Vice President, Finance and Operations, Chief Financial     1999       108,447         113,750
Officer............................................................   1998            --              --

Morris Taradalsky(1)
Executive Vice President and General Manager, Enterprise...........   1999       176,073         24,343
                                                                      1998       166,048          86,095(2)
Mark Patton
Executive Vice President Product and Services Group................   1999       162,525         105,754
                                                                      1998       150,000          35,555
Jack Rotolo (3)
Executive Vice President Sales.....................................   1999       119,923          53,774
                                                                      1998            --              --

-----------------
 (1)  Mr. Taradalsky resigned in April 2000.
 (2)  Includes $65,745 for relocation expenses.
 (3) Mr. Rotolo became an executive officer in August 1999, and these figures reflect his compensation for the entire fiscal year.


         Option Grants in Last Fiscal Year

        The following table provides information regarding the grant of stock options during fiscal year 1999 to the named executive officers.






                                                Individual Grants                            Potential Realizable Value
                                                -----------------                             at Assumed Annual Rate of
                                                   % of Total                                  Stock Price Appreciation
                                     Number of      Options                                           for Option
                                      Shares       Granted to     Exercise                             Term (7)
                                    Underlying     Employees       Price       Expiration              --------
              Name                  Options (1)    in Fiscal     ($/share)        Date            5%             10%
              ----                  -----------    ---------     ---------        ----            --             ---
Samir Arora                               --            --%        $    --          --        $     --       $     --
Russell F. Surmanek                  235,000(2)         13            7.50       24-Mar-09     1,108,427      2,808,971
Morris Taradalsky(8)                  33,333(3)          2            7.50       09-Dec-08       157,223        398,432
                                      30,000(5)          2            7.75       01-Jul-09       139,143        352,615
Mark Patton                           41,666(3)          2            7.50       09-Dec-08       196,526        498,037
                                      30,000(5)          2            7.75       01-Jul-09       139,143        352,615
Jack Rotolo                           16,666(3)          1            7.50       12-Sep-08        78,609        199,210
                                      10,000(4)          1           12.00       05-May-09        75,467        191,249
                                      40,000(5)          2            8.06       30-Jun-09       202,755        513,823
                                     100,000(6)          5            5.81       25-Aug-09       365,388        925,961

--------------
(1) Options are incentive stock options to the extent qualified and nonstatutory options otherwise. The options generally terminate 30 days following the executive's employment with the company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to or greater than the fair market value per share of the Common Stock at the grant date.

(2) Options to purchase 35,000 shares fully vested three months following the date of grant. Options to purchase 200,000 shares vest as follows: 25% after six months, 2.5% per month for the next six months; 50% shall vest in twenty-four equal monthly installments thereafter, and 10% shall vest in equal monthly installments for the next twelve months.

(3)  Options  vest as to 25% after one year,  and 1/36 monthly  thereafter.

(4)  Options vest in 12 equal monthly installments.

(5)  Options vest in 24 equal monthly installments.

(6) Options vest as to 35,000 shares after three months, and as to the balance of the shares over the next 24 months in equal installments, and vesting will accelerate on a change of control so that 70% of the total number of shares subject to options will be fully vested on the date of the change of control.

(7) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder's continued employment throughout the option period and the date on which the options are exercised.

(8) Mr. Taradalsky resigned in April 2000. On May 18, 2000, Mr. Taradalsky's options to purchase 340,971 shares expired unexercised.



         Employment Contracts

        We have entered into an employment agreement with Russell F. Surmanek, Executive Vice President, Finance and Operations and Chief Financial Officer, as of April 5, 1999. The employment agreement has a term of 24 months. Under the agreement, Mr. Surmanek is entitled to receive an annual salary of $220,000 plus a 15% sales target bonus payable semi-monthly, 20% of his annual salary as an annual fiscal year bonus to executives and a starting bonus of $100,000. If Mr. Surmanek's employment is terminated without cause before April 5, 2001, he is entitled to be paid the remaining salary which would have been payable during the term, including pro-rata bonus amounts. Additionally, under the agreement the Company granted options to purchase 235,000 shares of Common Stock to Mr. Surmanek. If Mr. Surmanek is terminated for any reason, other than for cause, the vesting of his stock options will accelerate so that 65% of the shares underlying the options will be vested as of the date of termination. If we are acquired by another company, the vesting of Mr. Surmanek's stock options will also accelerate by one calendar year or as necessary to provide for vesting of at least 65% of the shares underlying the options as of the date of the acquisition.

         Unexercised Options in Last Fiscal Year and Fiscal Year-End Values

        The following table sets forth information regarding the number of shares covered by both exercisable and unexercisable stock options as of September 30, 1999, and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of our common stock. Additional option grants to our chief executive officer and other executive officers since September 30, 1999 are discussed under "Benefit Plans."

                              Number of Securities
                                             Underlying Unexercised           Value of Unexercised
                                                   Options at                 In-the-Money Options
                                                 September 30,                  at September 30,
                                                      1999                            1999
                                                      ----                            ----
                                                  Exercisable/                    Exercisable/
        Name                                      Unexercisable                 Unexercisable(1)
-------------------------                ------------------------------      -----------------------
Samir Arora..............                      140,625 / 84,375                $558,984 / $335,390
Russell F. Surmanek......                       35,000 / 200,000                     -- /--
Morris Taradalsky........                       83,055 / 113,611                332,289 / 217,709
Mark Patton..............                       16,051 / 107,255                 64,188 / 177,335
Jack Rotolo..............                       13,421 / 180,627                 19,747 / 85,104

--------------------
 (1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the common stock of $5.63, the closing market price per share of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 1999.



         Contractual Arrangements

         We are party to a voting agreement with IBM that provides that IBM will vote its shares of voting stock in a way that limits the number of IBM representatives on a six-member board of directors to three, notwithstanding IBM's right to elect a greater number of directors under the Delaware General Corporation

Law. The agreement defines an IBM representative as an officer, director or other agent or employee of IBM, IBM's subsidiaries or any other entity controlled by IBM, other than us. The voting agreement also obligates us and IBM to maintain a board of directors consisting of six members unless the holders of a majority of outstanding voting stock, excluding IBM's shares, approve an amendment to our amended and restated bylaws or restated certificate of incorporation to change the size of the board. The voting agreement remains in effect until IBM holds less than 45% of our voting securities on a fully-diluted basis (as defined in the IBM Voting Agreement) for a period of 180 consecutive days. As of April 30, 2000, IBM held approximately 50% of our voting securities as calculated on this fully-diluted basis, which takes into account outstanding warrants and options to purchase shares of Common Stock. While the IBM voting agreement remains effective, it may allow IBM's representatives on the Board of Directors to control any determinations with respect to most material transactions outside the ordinary course of our business, including mergers or other business combinations, the acquisition or disposition of our assets, future issuances of our equity or debt securities and the payment of dividends.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following  table sets forth  information  regarding the  beneficial ownership of the common stock as of May 31, 2000 for (a) each person known to us to own beneficially more than 5% of the common stock, (b) each of our directors,
(c) each of the named  executive  officers  and (d) all  executive  officers and directors as a group.  Beneficial  ownership is determined  in  accordance  with rules of the Securities and Exchange Commission, or the Commission, and includes shares over which the beneficial  owner  exercises  voting or investment  power.
Shares of common stock subject to options or warrants  currently  exercisable or exercisable  within  60 days of May 31,  2000  are  deemed  outstanding  for the purpose of computing the percentage  ownership of the person holding the options or warrants,  but are not deemed  outstanding  for the purpose of computing  the percentage  ownership of any other person.  Except as otherwise  indicated,  and subject to  community  property  laws where  applicable,  we  believe,  based on information provided by these persons, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them:
                                                                   Shares Beneficially Owned(1)
                                                                  -----------------------------
          Name of Beneficial Owner                                    Number          Percent
-------------------------------------------                       ---------------  ------------
International Business Machines Corporation (2)                     15,552,010        49.57%
New Orchard Road
Armonk, NY 10504

Current Directors:
 Samir Arora (3)                                                     1,835,911         5.85
 c/o NetObjects, Inc.
 301 Galveston Drive
 Redwood City, CA 94062

 Robert G. Anderegg                                                         --            --

 Lee A. Dayton                                                              --            --

 Blake Modersitzki(6)                                                   2,500*            --

 John Sculley (4)                                                      35,581*            --

 Michael D. Zisman                                                          --            --

Named Executive Officers who are not Directors:

c/o NetObjects, Inc.
301 Galveston Drive
Redwood City, CA 94063
 Russell F. Surmanek (5)                                              192,276*
 Mark Patton (7)                                                      212,735*
 Jack Rotolo (8)                                                      212,117*
All directors and executive officers as a group
(11 persons) (9)                                                    3,077,894          8.0%

------------------
* Represents beneficial ownership of less than 1% of the Company's Common Stock.

(1) The number of shares of Common Stock issued and outstanding on May 31, 2000 was 31,038,827. The calculation of percentages is based upon the number of shares of Common Stock issued and outstanding on such date, plus shares of Common Stock subject to options and/or warrants held by the respective persons on May 31, 2000 and exercisable within 60 days thereafter. Such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Warrants are assumed to be exercised in full notwithstanding the warrant holders' right to exercise the warrant on a "net" basis by surrendering shares of Common Stock having a value equal to the warrant exercise price upon exercise of the warrant. The persons and entities named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, except as described below.

(2) Includes warrants to purchase 253,194 shares at approximately $6.68 per share that are exercisable on a net basis and expire on various dates in 2003 and 2004, and warrants to purchase 83,333 shares of Common Stock at $10.80 per share that are exercisable on a net basis and expire in December 2000.

(3) Includes 354,167 shares subject to options to purchase Common Stock held by Mr. Arora that are exercisable within 60 days of May 31, 2000. Also includes 299,457 shares of Common Stock owned by Information Capital LLC, wholly owned by Mr. Arora, and 362,129 shares of Common Stock held by Rae Technology II LLC, of which he is President and owns a majority of the equity interests. Mr. Arora exercises shared voting and dispositive power over the shares held by Rae Technology II LLC, but disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(4) Includes 24,791 shares subject to options to purchase Common Stock held by Mr. Sculley that are exercisable within 60 days of May 31, 2000.

(5) Includes 190,418 shares subject to options to purchase Common Stock held by Mr. Surmanek that are exercisable within 60 days of May 31, 2000.

(6) Includes 2,500 shares subject to options to purchase Common Stock held by Mr. Modersitzki that are exercisable within 60 days of May 31, 2000.

(7) Includes 113,337 shares subject to options to purchase Common Stock held by Mr. Patton that are exercisable within 60 days of May 31, 2000.

(8) All 201,824 shares are subject to options to purchase Common Stock held by Mr. Rotolo that are exercisable within 60 days of May 31, 2000.

(9) Includes 1,167,338 shares subject to options to purchase Common Stock that are exercisable within 60 days of May 31, 2000 and 362,129 shares of Common Stock held by Rae Technology II LLC.

                INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

         Officers and directors of the Company are eligible under the Plan, including Mr. Arora, who is a Director, and have a substantial direct interest in the approval of the amendment to the Plan. None of the additional shares authorized to be granted under the Plan as described in this Information Statement have been allocated to current executive officers or directors, although they are eligible under the Plan.


                   RESTRICTIONS ON RESALE FOR CERTAIN PERSONS

         Shares of stock issued upon exercise of outstanding options under the Plan have been or will be registered on Form S-8 under the Securities Act. Thus, generally, participants acquiring stock upon the exercise of options issued under the Plan will be free to resell such stock without restriction, except for those persons who are "affiliates" of the Company. In general, persons with the power to manage and direct the policies of the Company, relatives of any of the foregoing persons, and trusts, estates, corporations or other organizations controlled by any of the foregoing persons may be deemed to be affiliates of the Company. All executive officers and directors of an issuer may be considered "affiliates". Resales of shares by affiliates are subject to certain restrictions under SEC Rule 144. Rule 144 imposes certain additional limitations upon resale, including the number of shares which may be sold in a three-month period, a requirement that a notice of sale be filed in advance and a requirement that sales may be made only in a certain manner.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents and other materials, which have been filed by us with the Securities and Exchange Commission, are incorporated into and specifically made a part of this Information Statement by this reference:

                  (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1999, filed with the Commission on December 20, 1999, as amended on Form 10-K/A filed December 23, 1999.

                  (b) The Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1999, filed with the Commission on February 14, 2000, as amended on Form 10-Q/A filed with the Commission on February 16, 2000.

         All documents filed by the Company with the Commission after the date of this Information Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Information Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Information Statement and to be part hereof form the respective dates of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statment to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                                   By Order of the Board of Directors:




                                   Samir Arora
                                   Chairman

June __, 2000